UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2010

Philip Morris International Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-33708	13-3435103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York		10017-5592
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (917) 663-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On June 23 and 24, 2010, Philip Morris International Inc. (the “Company”) is holding a two-day investor meeting (“2010 Investor Day”). In connection with the 2010 Investor Day, the Company is issuing a press release (the “Press Release”) on June 23, 2010 announcing key highlights of the presentations made during the 2010 Investor Day.

A copy of the Press Release is attached as Exhibit 99.1 and is incorporated herein by reference into Item 7.01 of this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except for the portion incorporated by reference in Item 8.01 below or as expressly set forth by specific reference in such filing or document.

Item 8.01.	Other Events

During the 2010 Investor Day, the Company revised its 2010 earnings per share forecast as set forth in the following excerpt from the Press Release:

“PMI revised its forecast for 2010 full-year reported diluted earnings per share to a range of $3.70 to $3.80, based on prevailing exchange rates. Reported diluted earnings per share are projected to increase by approximately 14% to 17%, compared to $3.24 in 2009, up from the 10% to 13% range projected in April 2010. This higher projection, compared to the April 2010 guidance, reflects an improved business outlook, in particular with regards to Japan, and the positive impact of the reversal of certain tax provisions, offset by adverse currency of $0.20 per share. This guidance excludes the impact of any potential future acquisitions, asset impairment and exit cost charges, and any unusual events.”

The foregoing excerpt is incorporated by reference into Item 8.01 of this Current Report on Form 8-K and is being filed pursuant to Item 8.01.

Item 9.01.	Exhibits.

(d) Exhibits

99.1	Philip Morris International Inc. Press Release, dated June 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILIP MORRIS INTERNATIONAL INC.

By:	/S/ G. PENN HOLSENBECK

Name:	G. Penn Holsenbeck
Title:	Vice President & Corporate Secretary

DATE: June 23, 2010

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Philip Morris International Inc. Press Release, dated June 23, 2010.